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                                                                    EXHIBIT 99.2

                         PROXY/VOTING INSTRUCTION CARD
                      ASSOCIATED WHOLESALE GROCERS, INC.
                          CLASS A and B COMMON STOCK

     This Proxy is solicited on behalf of the Board of Directors of Associated Wholesale Grocers, Inc. (the "Company") for the Special Meeting on __________, 1997. The undersigned hereby constitutes and appoints Mike DeFabis and Fred Ball and each of them, true and lawful agents and proxies (the "Proxies") with full power of substitution in each, to represent and to vote, as designated below, all of the shares of Class A and Class B common stock of the Company held of record by the undersigned on __________, 1996, at the Special Meeting of Shareholders to be held at ____________________, on __________, __________,
1997, at _________ a.m. (Kansas City time) and at any adjournment or postponement thereof, on all matters coming before said meeting.

     This proxy when properly executed will be voted in the manner directed by you. If no direction is made, this proxy will be voted FOR approval of the Merger Agreement.

     You are encouraged to specify your choice by marking the appropriate box but you need not mark any box if you wish to vote in accordance with the Board of Directors' and Management's recommendations. However, the Proxies cannot vote your shares unless you sign and return this card.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR APPROVAL OF THE MERGER AGREEMENT. A VOTE FOR THE MERGER AGREEMENT WILL ALSO CONSTITUTE APPROVAL FOR THE COMPANY TO PROCEED WITH AN INITIAL PUBLIC OFFERING.

1. To approve the Merger Agreement with Associated Wholesale Grocers Group, Inc. and AWG Merger Corp.
                        FOR [_] AGAINST [_] ABSTAIN [_]


                                        ---------------------------------------
                                        Printed Name

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                                        Signature            Date

                                        TITLE (if applicable)
                                                             ------------------

                                        Class A shares
                                                      -------------------------
                                        Class B shares
                                                      -------------------------

     YOUR VOTE IS IMPORTANT! UNDER MISSOURI LAW, THE FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT.

     Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted:

     1. Mark your vote for the proposal in one of the three boxes on the other side of this card.

     2. If you are the record owner of shares of Class A and Class B common stock of the Company print your name in the space provided. If you are completing this proxy card on behalf of a corporation, partnership, limited liability company or other entity that is the record owner of shares of CLASS B common stock of the Company print the name of that entity in the space provided.

     3. Sign in the space provided. Also enter the date. If you are signing on behalf of a corporation, partnership, limited liability company or other entity, indicate your position with that entity.

     4. Mail the completed card with signature in the enclosed reply envelope to:

         Associated Wholesale Grocers, Inc.
         Attn:  Joseph L. Campbell, II, Secretary
         5000 Kansas Avenue
         P.O. Box 2932
         Kansas City, Kansas 66110-2932

     If you have questions regarding completion of this proxy card, contact Joseph L. Campbell, II at 913-288-1000.